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The Penn Mutual Life Insurance Company
Philadelphia, PA 19172

APPLICATION FOR PARTICIPATION IN GROUP ANNUITY CONTRACT (TDA)
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1. PARTICIPANT
Full Name:______________________________________            Social Security No.   |   |  |  |  |  |  |  |  |  |

Address:________________________________________            Birthdate (Mo. Day Yr.)____/____/____

City:____________________State______Zip Code______          Sex  [  ]  M     [  ]  F

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2. FIRST PURCHASE PAYMENT ALLOCATION: Amount of First Purchase Payment $________

  ALLOCATION: (Indicate % of first payment to be allocated to each option/fund.)
Interest Option B (one month)                              _____%
Interest Option A (one year)                               _____%
Interest Option C (three year)                             _____%
Money Market Fund                                          _____%
Value Equity Fund                                          _____%
High Yield Bond Fund                                       _____%
Equity Income Fund                                         _____%
Growth Stock Fund                                          _____%
Flexible Managed Fund                                      _____%
Total Must Equal                                           100  %
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
3. ANNUITY DATE:                                    Note: Payment of benefits under certain tax favored retirement
                    ----------------------                plans must begin not later than April 1 of the year after
   First Day of    |          |           |               the calender year in which the participant attains age 70 1/2.
                   |          |           |
                    ----------------------
                        Month     Year
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4. BENEFICIARY

Include             Primary______________________________________          Relationship__________________
Relationship
To Participant.     Secondary ___________________________________          Relationship__________________
                    If no Beneficiary is designated above or if no designated
                    Beneficiary survives the participant, the Beneficiary will be the participant's executor or administrator.

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5. SUITABILITY INFORMATION (COMPLETE EITHER A OR B):
A. Number of                                        Total Family            Family Net           Clients Earned
    Dependents ______ Ages _____ _____ _____ _____; Income $ __________     Worth $ __________   Income $ __________
B.     [ ] I understand that the sales representative is required to do the above inquires for purposes of determining suitability of this sale.
       However, I do not wish to answer these inquiries.
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6. REPLACEMENT: Is annuity applied for intended to replace or change any existing life insurance or annuity now in force with any insurance company?
   [  ] Yes (Give details under "Remarks".) [ ] No
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7. REMARKS:



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I have read the above statements and represent that they are written as made by me and that they are complete and true to the best of my knowledge and belief. I agree that I will be bound by the above statements, that Penn Mutual, believing them to be true, will rely and act upon them and that this Application will be a part of any annuity issued by
Penn Mutual.
If this application is for a variable annuity, I understand that values and annuity payments will be based upon the
Investment experience of a separate account; that they are variable and not guaranteed as to amount. I acknowledge receipt of current prospectuses for the variable annuity contract and for the funds selected in question 2.

Signed at (City and State) _____________________________________

                                                                     Name of
Date _______________                                                 Employer __________________________________________

Signature of                                                         Signature of
Proposed Participant_________________________________                Employer __________________________________________

REPRESENTATIVE: Do you have reason to believe the contract applied for is to replace existing insurance
                or annuities?                                                                      [ ] Yes   [ ] No
                Does the contract applied for come under the category of personal business?        [ ] Yes   [ ] No

Signature of
Representative ________________________/ ______________      __________________________________________/ ______________
                                         Agent Code No.        Signature of General Agent             Agency Code No.
                                                             or Other Authorized Individual
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THE AGENCY IS TO COMPLETE THE FOLLOWING:
(Please print.)

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
Servicing Agent/Broker              Agent/Broker                  Percent   Agency Code   Five Digit General Agent
                                    Code Number       Ident.                                    Code Number

1.
    ---------------------------     ------------   ----------     --------  ------------- ---------------------------
2.
    ---------------------------     ------------   ----------     --------  ------------- ---------------------------
3.
    ---------------------------     ------------   ----------     --------  ------------- ---------------------------

Show County Name and Code if sold in Louisiana, South Carolina, or Pennsylvania.

----------------------------------   ------------
            Name                        Code

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PURCHASE PAYMENT INFORMATION:
[ ] Please do not send bills

[ ] Subsequent Purchase Payment Amount  $________________

   [ ] Monthly (all 12 months)                      [ ] Send bills for the
   [ ] Annually (check 1 below)                         months checked below
   [ ] Semi-Annual (check 2 below)
   [ ] Quarterly (check 4 below)
   [ ] January     [ ]  February      [ ] March           [ ] April        [ ] May          [ ] June
   [ ] July        [ ]  August        [ ] September       [ ] October      [ ] November     [ ] December

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MAIL APPLICATION TO:

   The Penn Mutual Life Insurance Company
   600 Dresher Road - C2L
   Horsham, PA 19044